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                                                                   EXHIBIT 1.01


                           COCA-COLA ENTERPRISES INC.
                            (A Delaware corporation)


                             Senior Debt Securities


                                 TERMS AGREEMENT

                                                         Dated: October 3, 1996


TO:      COCA-COLA ENTERPRISES INC.
         Coca-Cola Plaza, N.W.
         2500 Windy Ridge Parkway
         Atlanta, Georgia 30339

RE:      Underwriting Agreement dated as of September 25, 1996


                             Senior Debt Securities


Title of Senior Debt Securities:  6.70% Debentures Due
         2036

Principal amount to be issued:  $300,000,000

Current ratings:  A3/AA-

Interest rate:  6.70%

Interest payment dates: Payable on April 15 and October 15 of each year, commencing April 15, 1997

Date of maturity:  October 15, 2036

Redemption provisions: October 15, 2003 at par at the option of the holder

Sinking fund requirements:  None

Delayed Delivery Contracts:  Not authorized

Fee:  0.625%

Public offering price: 99.904%, plus accrued interest, if any, from October 8,
         1996






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Closing date and location: At 10:00 a.m., New York City time, on October 8,
         1996 at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019

Notice to the Underwriters pursuant to Section 11 of the Underwriting
         Agreement shall be given to: Salomon Brothers Inc, Corporate Syndicate Department, Seven World Trade Center, New York, New York 10048,
         Attention: Caesar F. Sweitzer

Place of delivery of Securities: Salomon Brothers Inc, Corporate Syndicate
         Department, Seven World Trade Center, New York, New York 10048

Modifications to the Underwriting Agreement:

                  Section 2 - Payment for all Debentures purchased hereunder shall be made in immediately available funds on the third business day (unless postponed in accordance with the provisions of Section 9) following the date of this Agreement for the account of the Company maintained at Citibank, N.A., New York, New York, account number 38488726.

         The Debentures will trade in The Depository Trust Company's Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Debentures will, therefore, settle in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.

              The undersigned agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase $300,000,000 aggregate principal amount of 6.70% Debentures Due 2036.







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                                   SALOMON BROTHERS INC
                                   DEUTSCHE MORGAN GRENFELL INC.
                                   UBS SECURITIES LLC


                                      BY SALOMON BROTHERS INC


                                                 By:   /s/ David Sullivan
                                                     ---------------------------
                                                 Name: David Sullivan
                                                       -------------------------
                                                 Title: Vice President
                                                        ------------------------


Accepted

COCA-COLA ENTERPRISES INC.




By:  /s/ John R. Alm
   ------------------------------
Name: John R. Alm
      ---------------------------

Title: Senior Vice President and
       --------------------------
       Chief Financial Officer
       --------------------------